Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-168277 on Form S-3 of our report dated February 27, 2014, relating to the financial statements of ETFS Asian Gold Trust, appearing in this Annual Report on Form 10-K of ETFS Asian Gold Trust for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 27, 2014